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                                                                     Exhibit 5.2

Parallel Petroleum Corporation
1004 N. Big Spring, Suite 400
Midland, Texas 79701

October 13, 2004

Re: Parallel Petroleum Corporation Shelf Registration Statement, filed on Form S-3, of Debt Securities, Guarantees, Common Stock, Preferred Stock and Warrants with an aggregate offering price not to exceed $100,000,000.

Ladies and Gentlemen:

      We have acted as special counsel to Parallel Petroleum Corporation, a Delaware corporation (the "Company"), Parallel, L.P., a Texas limited partnership (the "Partnership") and Parallel, L.L.C., a Delaware limited liability company (the "LLC" and collectively with the Partnership, the "Co-Registrants") with respect to certain legal matters in connection with the registration by the Company and the Co-Registrants, under the Securities Act of 1933, as amended (the "Securities Act"), of the offer and sale by the Company from time to time, pursuant to Rule 415 under the Securities Act, of (i) unsecured debt securities of the Company, which may be either senior or subordinated and may be issued in one or more series, consisting of notes, debentures or other evidences of indebtedness (the "Debt Securities"), (ii) guarantees of the Debt Securities (the "Guarantees") by one or more of the Co-Registrants, (iii) shares of common stock, $0.01 par value, of the Company (the "Common Stock"), together with preferred stock purchase rights (the "Rights"), which, prior to the occurrence of certain events, will not be exercisable or evidenced separately from the Common Stock, (iv) shares of preferred stock, $0.10 par value, of the Company (the "Preferred Stock"); and
(v) warrants for the purchase of Common Stock, Preferred Stock, Debt Securities, Rights or other securities (the "Warrants," and together with the Debt Securities, the Guarantees, the Common Stock and the Preferred Stock, the "Securities").

      The aggregate public offering price of the Securities to be offered and sold by the Company, pursuant to a registration statement on Form S-3 (the "Registration Statement"), to which this opinion is an exhibit, will not exceed $100,000,000. The Securities will be offered in amounts, at prices, and on terms to be determined in light of market conditions at the time of sale and to be set forth in supplements to the prospectus (each a "Prospectus Supplement") contained in the Registration Statement.

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Parallel Petroleum Corporation
October 13, 2004
Page 2

      We have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Certificate of Incorporation and Bylaws of the Company, each as amended and/or restated as of the date hereof; (ii) the Agreement of Limited Partnership of the Partnership, as amended and/or restated as of the date hereof, (iii) the Limited Liability Company Agreement of the LLC, as amended and/or restated as of the date hereof, (iv) the Registration Statement; (v) the forms of senior debt indenture and subordinated debt indenture (the "Indentures") filed as exhibits to the Registration Statement; and (vi) such other certificates, statutes, instruments and documents as we considered appropriate for purposes of the opinions hereafter expressed.

      In making the foregoing examinations, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents submitted to us as certified or photostatic copies thereof and the authenticity of the originals of such latter documents.

      As to various questions of fact material to the opinions expressed below, we have, without independent third party verification of their accuracy, relied in part, and to the extent we deemed reasonably necessary or appropriate, upon the representations and warranties of the Company and/or the Co-Registrants contained in such documents, records, certificates, instruments or representations furnished or made available to us by the Company and/or the Co-Registrants.

      In connection with this opinion, we have assumed that (i) the Registration Statement and any amendments thereto (including post-effective amendments) and any and all Prospectus Supplement(s) will have become effective; (ii) a Prospectus Supplement(s) will have been prepared and filed with the Securities and Exchange Commission (the "Commission") properly describing the Securities offered thereby; (iii) no stop order of the Commission preventing or suspending the use of the prospectus contained in the Registration Statement or any Prospectus Supplement will have been issued; (iv) the prospectus contained in the Registration Statement and any required Prospectus Supplement will have been delivered to the purchaser of the Securities as required in accordance with applicable law; (v) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable Prospectus Supplement; (vi) any securities issuable upon conversion, exchange or redemption of any Debt Securities will be duly and validly authorized and, if appropriate, reserved for issuance upon such conversion, exchange or redemption; and (vii) a definitive purchase, underwriting or similar agreement with respect to

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Parallel Petroleum Corporation
October 13, 2004
Page 3

any Securities offered will have been duly authorized and validly executed and delivered by the Company and/or the Co-Registrants and the other parties thereto.

      Based on the foregoing, and subject to the assumptions, qualifications, limitations, and exceptions set forth herein, we are of the opinion that when
(a) the Debt Securities have been duly established by the applicable Indentures (including, without limitation, the adoption by the Board of Directors (or a committee thereof) of the Company of a resolution duly authorizing the issuance and delivery of the Debt Securities) duly authenticated by the trustee and duly executed and delivered on behalf of the Company against payment therefor in accordance with the terms and provisions of the applicable Indenture and Indenture supplement (if any) and as contemplated by the Registration Statement and the related Prospectus Supplement(s); (b) the applicable Indenture and Indenture supplement (if any) relating either to senior Debt Securities or subordinated Debt Securities has been duly qualified under the Trust Indenture Act of 1939, as amended; (c) the trustee under the senior debt Indenture and Indenture supplement (if any) or the subordinated debt Indenture and Indenture supplement (if any), as applicable, is qualified to act as trustee under such senior debt Indenture or subordinated debt Indenture, as applicable; (d) the applicable Indenture and Indenture supplement (if any) have been duly executed and delivered by the Company, any applicable Co-Registrant and the trustee thereunder becoming enforceable obligations of the parties thereto; (e) any shares of Common Stock and/or Preferred Stock issuable upon the conversion of such Debt Securities, if applicable, have been duly and validly authorized for issuance; and (f) such Debt Securities have been duly executed and authenticated in accordance with the applicable Indenture and issued and sold as contemplated in the Registration Statement and the related Prospectus Supplement(s); (g) the general partner of the Partnership and/or the managers of the LLC of the applicable Co-Registrant has duly authorized a resolution authorizing the execution, delivery and performance of the Guarantees; (h) the Guarantees have been duly established including, without limitation, due adoption by the general partner of the Partnership and/or the managers of the LLC of the applicable Co-Registrant of a resolution duly authorizing the issuance and delivery of the Guarantees in form and content as required by applicable law; and (i) such Guarantees have been duly executed and delivered on behalf of the applicable Co-Registrant in accordance with the provisions of the applicable Indenture and Indenture supplement (if any) and in accordance with any governing agreement, such Debt Securities will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, and the Guarantees will constitute valid and legally binding obligations of the applicable Co-Registrant, enforceable against such Co-Registrant in accordance with their terms.

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Parallel Petroleum Corporation
October 13, 2004
Page 4

The opinions set forth above are subject to the following qualifications and exceptions:

      (a) The above opinions are subject to (i) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or other similar law of general application affecting creditors' rights, (ii) provisions of applicable law pertaining to the voidability of preferential or fraudulent transfers and conveyances and (iii) the fact that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

      (b) The above opinions are subject to the effect of general principles of equity, including (without limitation) concepts of materiality, reasonableness, good faith and fair dealing, and other similar doctrines affecting the enforceability of agreements generally (regardless of whether considered in a proceeding in equity or at law).

      (c) In rendering the opinions set forth above, we have assumed that, at the time of the authentication and delivery of a series of Securities, the resolutions of the Board of Directors referred to above will not have been modified or rescinded, there will not have occurred any change in the law affecting the authorization, execution, delivery, validity or enforceability of the Securities, the Registration Statement will have been declared effective by the Commission and will continue to be effective, none of the particular terms of a series of Securities will violate any applicable law and neither the issuance and sale thereof nor the compliance by the Company with the terms thereof will result in a violation of any agreement or instrument then binding upon the Company or any order of any court or governmental body having jurisdiction over the Company.

      (d) As of the date of this opinion, a judgment for money in an action based on a Debt Security or Guarantee denominated in a foreign currency or currency unit in a federal or State court in the United States ordinarily would be enforced in the United States only in United States dollars. The date used to determine the rate of conversion into United States dollars of the currency in which a particular Debt Security or Guarantee is denominated will depend upon various factors, including which court renders the judgment.

      The opinions expressed herein are limited to the federal laws of the United States of America, and, to the extent relevant to the opinions expressed herein, (i) the General Corporation Law of the State of Delaware (the "DGCL"), the Delaware Limited Liability Company Act (the "DLLCA") and applicable provisions of the Delaware Constitution, in each case as currently in effect, and judicial decisions reported as of the date hereof and interpreting the DGCL, the

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Parallel Petroleum Corporation
October 13, 2004
Page 5

DLLCA and such provisions of the Delaware Constitution; (ii) the laws of the State of New York; and (iii) the laws of the State of Texas.

      We hereby consent to the filing of this opinion as Exhibit 5.2 to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Prospectus forming a part of the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations thereunder.

                                                     Very truly yours,

                                                     /s/ Haynes and Boone, LLP

                                                     HAYNES AND BOONE, LLP